Exhibit 99.1

News Release

Uranium Resources Announces $1.0 Million Funding

CENTENNIAL, Colo., December 18, 2015 — Uranium Resources, Inc. (NASDAQ:URRE; ASX: URI), a leading exploration, development, and uranium production company,  announced today that it has completed a registered direct offering with a private party, agreeing to issue 2,500,000 shares of its common stock in exchange for an investment directly into the company of US $1.0 million. The shares will be sold at a price of $0.40 per share of common stock.

The closing of the offering is expected to take place later today, subject to the satisfaction of customary closing conditions.

The offering is expected to result in net proceeds to URRE of approximately $0.9 million, after deducting the placement agent’s commissions and URRE’s estimated offering expenses. URRE intends to use the net proceeds from this offering for general corporate purposes, which may include technical studies, restoration commitments, capital expenditures and working capital.

Roth Capital Partners acted as the sole placement agent in connection with the transaction.

The securities are being offered by the Company pursuant to an effective shelf registration statement (File No. 333-196880), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2014.  A prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC.  Copies of the prospectus and prospectus supplement relating to the offering may be obtained at the SEC’s website, http://www.sec.gov or from Roth Capital Partners, Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660 (telephone: 800-678-9147; e-mail: rothecm@roth.com).

This news release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.

About Uranium Resources

Uranium Resources, Inc. (URI) is focused on advancing to near-term production the Temrezli in-situ recovery (ISR) project in Central Turkey. URI also controls extensive exploration properties under nine exploration and operating licenses covering approximately 44,700 acres (over 18,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 25 miles (40 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled processing facilities and approximately 17,000 acres (6,900 ha) of prospective ISR projects. In New Mexico, the Company controls minerals rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the use of the proceeds from the registered direct offering are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium; (c) risks associated with our foreign operations, (d) the Company’s ability to reach agreements with current royalty holders; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the uranium industry and the nuclear power industry; (g) world-wide uranium supply and demand; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, including in Turkey; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions, including the proposed transaction with Laramide, and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contact:

Robert Winters, Alpha IR Group
929-266-6315
www.uraniumresources.com